UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 23, 2010
Ferro Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-641-8580
Not Applicable
Former name or former address, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On June 23, 2010, the Compensation Committee of the Board of Directors of Ferro Corporation (the “Committee”) approved with immediate effect a formal separation policy for certain senior executives.
The policy outlines the expected separation payments to certain senior executives if their employment is terminated without “cause” or if an executive officer terminates his or her employment for “good reason.” Under the policy, eligible senior executives will receive the following benefits:
•	a lump sum payment equal to 24 months of salary and target level bonus in the case of the Chief Executive Officer (the “CEO”) or 18 months of salary and target level bonus for certain other senior executives;
•	a pro-rated bonus for the portion of the year of termination that the executive officer was employed based on actual performance;
•	continuation of health benefits for 24 months for the CEO or 18 months for certain other executive officers; and
•	outplacement services for 24 months in an amount not to exceed $25,000 in the aggregate for the CEO or 12 months in an amount not to exceed $10,000 in the aggregate for certain other executive officers.
Payments are designed to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Separation benefits under the policy are payable only if (i) the executive officer has executed an agreement for non-competition, non-solicitation, confidentiality, non-disparagement (and, if specified by the Company, arbitration) and a release of all claims that the executive may have against the Company, its officers, fiduciaries, directors, agents and employees and (ii) the executive agrees to provide reasonable assistance and cooperation with the Company concerning business or legal related matters about which the executive possesses relevant knowledge or information. The Compensation Committee may modify or terminate this policy from time to time; however, any modification or termination will not affect the rights of any executive whose termination or departure preceded such modification or termination.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the separation policy, which is filed as Exhibit 10.1 and is incorporated, herein, by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 10.1: Ferro Corporation Executive Separation Policy

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation
June 28, 2010	By:	/s/ Mark H. Duesenberg
		Name:	Mark H. Duesenberg
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Ferro Corporation Executive Separation Policy